EXHIBIT 23

                      CONSENT OF INDEPENDENT
                REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076,
33-55306, 333-39057, 333-82758,  333-96357 and 333-99561) of The Bombay
Company, Inc. of our report dated April 9, 2004 relating to the financial statements, which appears in this Form 10-K/A.





/s/ PRICEWATERHOUSECOOPERS LLP



Fort Worth, Texas
July 14, 2004